Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2023, relating to the financial statements of Falcon’s Beyond Global, Inc., appearing in the Registration Statement No. 333-269778 on Form S-4 of Falcon’s Beyond Global, Inc.

/s/ Deloitte & Touche LLP

Tampa, Florida

December 11, 2023